EXHIBIT 33.1

Management's Assertion Regarding Compliance with Applicable Servicing Criteria

1.
Exeter Finance LLC (“Exeter”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the year ended December 31, 2024 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include all publicly issued asset-backed security transactions backed by consumer auto retail installment sale contracts for which Exeter is the servicer (the “Platform”). The individual asset-backed transactions that we have defined as constituting the Platform are included in Appendix B.

2.
Exeter has engaged vendors, which are not servicers as defined in Item 1101(j) of Regulation AB, to perform specific, limited or scripted activities (the “Vendors”), and Exeter elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to each such Vendor’s activities as set forth in Appendix A hereto. Exeter has policies and procedures in place to provide reasonable assurance that each such Vendor’s activities comply in all material respects with the servicing criteria or portion of the servicing criteria applicable to each such Vendor.

3.	Except as set forth in paragraph 4 below, Exeter used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the applicable servicing criteria.

4.
The criteria listed in the column titled “Inapplicable Servicing Criteria” in Appendix A hereto are inapplicable to Exeter based on the activities it performs, directly or through its Vendors, with respect to the Platform.

5.
Exeter has complied, in all material respects, with the criteria listed as applicable in the first two columns of Appendix A hereto (the “Applicable Servicing Criteria”) as of December 31, 2024 and for the Reporting Period with respect to the Platform taken as a whole.

6.
Exeter has not identified and is not aware of any material instance of noncompliance by the Vendors with regard to the Applicable Servicing Criteria, as of December 31, 2024, and for the Reporting Period with respect to the Platform taken as a whole.

7.
Exeter has not identified any material deficiencies in our policies and procedures to monitor the compliance by the Vendors with the Applicable Servicing Criteria, as of December 31, 2024, and for the Reporting Period with respect to the Platform taken as a whole.

8.	Ernst & Young LLP, a registered public accounting firm has issued an attestation report with respect to our foregoing assessment of compliance as of and for the Reporting Period.

Exeter Finance, LLC
By:	/s/ Jeff Briggs
Name:	Jeff Briggs
Title:	Senior Vice President and Treasurer
Date:	March 24, 2025

	APPENDIX A	Applicable Servicing Criteria
Reference	Servicing Criteria	Performed Directly by Exeter	Performed by Vendor(s) for which Exeter is the Responsible Party	Performed by Indenture Trustee or Sub-servicer(s) for which Exeter is NOT the Responsible Party	NOT Performed by Exeter, Sub-servicer or Vendor retained by Exeter as Inapplicable Servicing Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	X

1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X

Cash Collection and Administration

1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.
		X	X1

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X2		X

1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of §240.13k-1(b)(1) of this chapter.
X

1 Certain of the activities described in servicing criterion 1122(d)(2)(i) are outsourced to Vendors and Exeter has elected to take responsibility for assessing such Vendors’ compliance with servicing criterion 1122(d)(2)(i).
2 With respect to disbursements, Exeter makes disbursements to Computershare Trust Company, National Association and Citibank, N.A., as indenture trustees.

	APPENDIX A	Applicable Servicing Criteria
Reference	Servicing Criteria	Performed Directly by Exeter	Performed by Vendor(s) for which Exeter is the Responsible Party	Performed by Indenture Trustee or Sub-servicer(s) for which Exeter is NOT the Responsible Party	NOT Performed by Exeter, Sub-servicer or Vendor retained by Exeter as Inapplicable Servicing Criteria
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			X

1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Investor Remittances and Reporting

1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with the timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with the investors' or trustee's records as to the total unpaid principal balance and number of pool assets serviced by the servicer.
X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X3	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer's investor records, or such other number of days specified in the transaction agreements.	X4	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X5	X

Pool Asset Administration

3 With respect to remittances, Exeter makes remittances to Computershare Trust Company, National Association and Citibank, N.A., as indenture trustees.
4 With respect to disbursements, Exeter makes disbursements to Computershare Trust Company, National Association and Citibank, N.A., as indenture trustees.
5 With respect to remittances, Exeter makes remittances to Computershare Trust Company, National Association and Citibank, N.A., as indenture trustees.

	APPENDIX A	Applicable Servicing Criteria
Reference	Servicing Criteria	Performed Directly by Exeter	Performed by Vendor(s) for which Exeter is the Responsible Party	Performed by Indenture Trustee or Sub-servicer(s) for which Exeter is NOT the Responsible Party	NOT Performed by Exeter, Sub-servicer or Vendor retained by Exeter as Inapplicable Servicing Criteria
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X	X6

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X	X7

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
		X	X8

1122(d)(4)(v)	The servicer's records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid principal balance.	X

1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
		X	X9

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
	X	X10

6 Certain of the activities described in servicing criterion 1122(d)(4)(i) are outsourced to Vendors and Exeter has elected to take responsibility for assessing such Vendors’ compliance with servicing criterion 1122(d)(4)(i).
7 Certain of the activities described in servicing criterion 1122(d)(4)(ii) are outsourced to Vendors and Exeter has elected to take responsibility for assessing such Vendors’ compliance with servicing criterion 1122(d)(4)(ii).
8 Certain of the activities described in servicing criterion 1122(d)(4)(iv) are outsourced to Vendors and Exeter has elected to take responsibility for assessing such Vendors’ compliance with servicing criterion 1122(d)(4)(iv).
9 Certain of the activities described in servicing criterion 1122(d)(4)(vi) are outsourced to Vendors and Exeter has elected to take responsibility for assessing such Vendors’ compliance with servicing criterion 1122(d)(4)(vi).
10 Certain of the activities described in servicing criterion 1122(d)(4)(vii) are outsourced to Vendors and Exeter has elected to take responsibility for assessing such Vendors’ compliance with servicing criterion 1122(d)(4)(vii).

	APPENDIX A	Applicable Servicing Criteria
Reference	Servicing Criteria	Performed Directly by Exeter	Performed by Vendor(s) for which Exeter is the Responsible Party	Performed by Indenture Trustee or Sub-servicer(s) for which Exeter is NOT the Responsible Party	NOT Performed by Exeter, Sub-servicer or Vendor retained by Exeter as Inapplicable Servicing Criteria
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
		X	X11

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.			X

1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with the applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

11 Certain of the activities described in servicing criterion 1122(d)(4)(viii) are outsourced to Vendors and Exeter has elected to take responsibility for assessing such Vendors’ compliance with servicing criterion 1122(d)(4)(viii).

	APPENDIX A	Applicable Servicing Criteria
Reference	Servicing Criteria	Performed Directly by Exeter	Performed by Vendor(s) for which Exeter is the Responsible Party	Performed by Indenture Trustee or Sub-servicer(s) for which Exeter is NOT the Responsible Party	NOT Performed by Exeter, Sub-servicer or Vendor retained by Exeter as Inapplicable Servicing Criteria
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.	X

Appendix B: Asset Backed Transactions Constituting the Platform

	Trustee	Securitization	Applicable from date	Applicable to date
1.	Computershare Trust Company, National Association	Exeter Automobile Receivables Trust 2020-3	01/2024	12/2024
2.	Citibank, N.A.	Exeter Automobile Receivables Trust 2021-1	01/2024	12/2024
3.	Computershare Trust Company, National Association	Exeter Automobile Receivables Trust 2021-2	01/2024	12/2024
4.	Citibank, N.A.	Exeter Automobile Receivables Trust 2021-3	01/2024	12/2024
5.	Citibank, N.A.	Exeter Automobile Receivables Trust 2021-4	01/2024	12/2024
6.	Citibank, N.A.	Exeter Automobile Receivables Trust 2022-1	01/2024	12/2024
7.	Citibank, N.A.	Exeter Automobile Receivables Trust 2022-2	01/2024	12/2024
8.	Citibank, N.A.	Exeter Automobile Receivables Trust 2022-3	01/2024	12/2024
9.	Citibank, N.A.	Exeter Automobile Receivables Trust 2022-4	01/2024	12/2024
10.	Citibank, N.A.	Exeter Automobile Receivables Trust 2022-5	01/2024	12/2024
11.	Citibank, N.A.	Exeter Automobile Receivables Trust 2022-6	01/2024	12/2024
12.	Citibank, N.A.	Exeter Automobile Receivables Trust 2023-1	01/2024	12/2024
13.	Citibank, N.A.	Exeter Automobile Receivables Trust 2023-2	01/2024	12/2024
14.	Citibank, N.A.	Exeter Automobile Receivables Trust 2023-3	01/2024	12/2024
15.	Citibank, N.A.	Exeter Automobile Receivables Trust 2023-4	01/2024	12/2024
16.	Citibank, N.A.	Exeter Automobile Receivables Trust 2023-5	01/2024	12/2024
17.	Citibank, N.A.	Exeter Automobile Receivables Trust 2024-1	01/2024	12/2024
18.	Citibank, N.A.	Exeter Automobile Receivables Trust 2024-2	04/2024	12/2024
19.	Citibank, N.A.	Exeter Automobile Receivables Trust 2024-3	05/2024	12/2024
20.	Citibank, N.A.	Exeter Automobile Receivables Trust 2024-4	07/2024	12/2024
21.	Citibank, N.A.	Exeter Automobile Receivables Trust 2024-5	09/2024	12/2024